Exhibit 99.1

CorMedix Notified of NYSE MKT Listing Deficiency

BRIDGEWATER, N.J., May 23, 2014 /PRNewswire/ -- CorMedix Inc. ("CorMedix") (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal disease and infectious disease, announces the receipt of a notice indicating that CorMedix did not meet certain of the NYSE MKT LLC's (the "NYSE MKT") continued listing standards as set forth in the NYSE MKT Company Guide ("Company Guide").

On May 19, 2014, CorMedix received a notice from the NYSE MKT that, based on CorMedix's Form 10-Q for the quarter ended March 31, 2014, filed on May 15, 2014 with the Securities and Exchange Commission, CorMedix does not meet continued listing standards of the NYSE MKT as set forth in Part 10 of the Company Guide.   Specifically, CorMedix is not in compliance with Section 1003(a)(i) and Section 1003(a)(ii) of the Company Guide because it reported stockholders' equity of less than $2 million and $4 million, respectively, as of March 31, 2014 and had net losses in its four most recent fiscal years ended December 31, 2013.  As a result, CorMedix has become subject to the procedures and requirements of Section 1009 of the Company Guide.  CorMedix must submit a plan of compliance to address how it intends to regain compliance with Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide by December 19, 2014 (the "Plan Period"), to be submitted to the NYSE MKT no later than June 18, 2014.  If that plan is accepted by NYSE MKT, CorMedix may be able to continue its listing during the Plan Period, during which time CorMedix will be subject to periodic review to determine whether it is making progress consistent with the plan.

If CorMedix is not in compliance with all of the NYSE MKT's continued listing standards within the Plan Period, or does not make progress consistent with the plan to be submitted to the NYSE MKT during the Plan Period, the NYSE MKT will initiate delisting proceedings.

The reason for the deficiency in stockholders' equity is due to a derivative liability of $12,361,323 reported in the CorMedix Form 10-Q for the quarter ended March 31, 2014. CorMedix anticipates that addressing this derivative liability will be part of the plan it intends to submit to the NYSE MKT.

About CorMedix

CorMedix Inc. is a commercial-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix's first commercial product is Neutrolin ®, a catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see the company's website at www.cormedix.com  for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: CorMedix's ability to maintain its listing on the NYSE MKT; risks of launch and market acceptance of our products; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates; the risks and uncertainties associated with CorMedix's ability to manage its limited cash resources; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's ability to enter into and maintain collaborations with third parties for its development programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.govor upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:
Randy Milby
Chief Executive Officer
CorMedix Inc.
908-517-9489